UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 2, 2009
EMMIS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018

(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANPOLIS, INDIANA	46204

(Address of Principal Executive Offices)	(Zip Code)
317-266-0100

(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.
On March 3, 2009, Emmis Communications Corporation (“Emmis”) and its principal operating subsidiary, Emmis Operating Company (the “Borrower”), entered into the First Amendment and Consent to Amended and Restated Revolving Credit and Term Loan Agreement (the “First Amendment), by and among the Borrower, Emmis, the lending institutions party to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to the Amended and Restated Revolving Credit and Term Loan Agreement, dated November 2, 2006 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, Emmis, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as syndication agent, General Electric Capital Corporation, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and SunTrust Bank, as co-documentation agents. Among other things, the First Amendment (i) permits Emmis to purchase a portion of the Tranche B Term Loan (as defined in the Credit Agreement) for an aggregate purchase price not to exceed $50 million, (ii) reduces the Total Revolving Credit Commitment (as defined in the Credit Agreement) from $145 million to $75 million, (iii) excludes from Consolidated Operating Cash Flow (as defined) up to $10 million in cash severance and contract termination expenses incurred for the period commencing March 1, 2008 and ending February 28, 2010, and (iv) tightens the restrictions on the ability of Emmis to perform certain activities and of the Borrower to conduct transactions with affiliates. The description of the First Amendment set forth above is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities
In response to a deteriorating economic environment and sharp decline in advertising revenues, on March 5, 2009, we announced a broad payroll reduction plan targeting $10 million of annual operating savings. In connection with the plan, approximately 100 employees were terminated, the salary of all remaining non-contract employees was reduced by 5%, and all employees under contract were asked to voluntarily reduce their salary by 5%. All executive officers voluntarily reduced their salaries by 5%.
The terminated employees will receive severance of approximately $7.47 million that is expected to be paid within the next 60 days. Approximately $4.17 million of this total is calculated pursuant to our standard severance policy and approximately $3.3 million represents enhanced severance that is a one-time termination benefit. While we may incur severance and contract termination costs incremental to the severance described above, we do not believe the total of these costs will exceed the $10 million severance and contract termination basket in our Credit Agreement (see disclosure under Item 1.01).
Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2009, we entered into a one-year employment agreement with Richard F. Cummings to serve as President of Emmis Radio Programming. Under the agreement, which is effective March 1, 2009, Mr. Cummings’ base salary is $470,000 and his annual incentive compensation target is 60% of his base salary. The annual incentive bonus will be paid, if at all, based upon achievement of certain performance goals to be determined by the company. The company retains the right to pay such annual incentive compensation in cash or shares of our Class A common stock. Mr. Cummings is entitled to receive an option to acquire shares of our Class A common stock in an amount determined by the company. Mr. Cummings will also receive in March 2009 one third of the completion bonus described in his prior employment agreement, but will not otherwise receive a completion bonus under the new agreement. Mr. Cummings will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life or other insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. He will also be entitled to severance equal to the above-stated base salary in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. If he is entitled to severance, Mr. Cummings will be offered a four year part-time programming role with total payments over the four years of $530,000. The switch from full-time to part-time employment is designed to constitute a ‘separation from service’ within the meaning of section 409A of the Internal Revenue Code. The description of the employment agreement set forth above is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
On March 2, 2009, we reached an agreement with Gary L. Kaseff under which Mr. Kaseff will resign from his position as Executive Vice President and General Counsel and terminate his employment agreement dated March 1, 2008, as amended, and his change in control severance agreement dated January 1, 2008. Under the agreement, Mr. Kaseff will receive a lump sum payment of $1.2 million and will immediately transition to the post-term, part-time employment under the terms and conditions provided for in his employment agreement dated March 1, 2008, as amended. The switch from full-time to part-time employment is designed to constitute a ‘separation from service’ within the meaning of section 409A of the Internal Revenue Code. Mr. Kaseff will also receive the stock option grant made on March 2, 2009, will remain a director of Emmis, and will otherwise be remunerated in the same manner as the outside directors.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description

10.1	First Amendment and Consent to Revolving Credit and Term Loan Agreement, dated as of March 3, 2009.

10.2	Employment Agreement with Richard F. Cummings dated as of March 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 6, 2009

EMMIS COMMUNICATIONS CORPORATION
By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Senior Vice President, Associate General Counsel and Secretary